Exhibit 10.20

[*| Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DEVELOPMENT, MANUFACTURING, AND SUPPLY AGREEMENT

THIS DEVELOPMENT, MANUFACTURING, AND SUPPLY AGREEMENT, together with exhibits attached hereto (the “Agreement”), effective as of March 27th, 2007 (the “Effective Date”), is entered into by and between DIADEXUS, INC., organized under the laws of Delaware and having its principal place of business at 343 Oyster Point Boulevard, South San Francisco, California 94080, United States of America (“diaDexus”), and DENKA SEIKEN, organized under the laws of Japan and having its principal place of business at 3-4-2 Nihonbashi Kayabacho, Chuo-ku, Tokyo 103-0025, Japan (“Denka Seiken”). diaDexus and Denka Seiken may each be referred to herein individually as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, diaDexus has technology and intellectual property related [*]

WHEREAS, Denka Seiken is engaged in the business of developing, manufacturing, and supporting diagnostic tests and related products; and

WHEREAS, diaDexus and Denka Seiken wish to enter into an agreement under which Denka Seiken will manufacture and supply diaDexus or its designees with [*]                              diagnostic test kits, as set forth in more detail herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and undertakings set forth in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms not otherwise defined in this Agreement will have the meaning set forth below:

1.1    “Affiliates” means, with respect to either Party, any person or entity controlling, controlled by, or under common control with such Party. For the purposes of this Section 1.1 only, “control” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a person or entity; provided that, if local law requires a minimum percentage of local ownership in excess of fifty percent (50%), then control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2    “Certificate of Nonconformance” means a certificate of analysis signed and dated by a person qualified and duly authorized by diaDexus to certify that the results of assays conducted on an indicated shipment of Products under this Agreement do not conform to the Specifications therefor and indicating the reason(s) for nonconformance. The Certificate of Nonconformance shall include without limitation a description of the pertinent assay(s) conducted, the date on which it was (they were) conducted, and the results of the assay(s).

1.3    “Confidential Information” shall mean all data, technical or industrial information, financial information, commercial information, trade secrets and know-how, which is disclosed or provided by either party (the “Disclosing Party”) to the other party (the “Receiving Party”), directly or indirectly, and which if disclosed in writing is designated as confidential information in writing at the time of such disclosure or provision, or if disclosed orally is designated as confidential information in writing within thirty (30) days after such disclosure.

1.4    “Control” means, with respect to any information or an intellectual property right, possession of the ability, whether arising by ownership or license, to grant a license or sublicense to or under such information or right without violating the terms of any written agreement with any Third Party.

1.5    “Critical Components” means those certain materials specified in Exhibit 1.5.

1.6    “Denka Seiken Technology” means the Denka Seiken Patent Rights and Denka Seiken Know-How, as defined below:

(a)    “Denka Seiken Patent Rights” means any and all Patent Rights covering the Denka Seiken Know-How necessary or useful solely for the development, manufacture and/or supply of Products by Denka Seiken, including but not limited to the patents and patent applications listed on Exhibit 1.6.

(b)    “Denka Seiken Know-How” means the technology, information, expertise, data, skills, processes, methods, know-how, trade secrets, and/or experience, including, without limitation, formulas and specifications, whether patentable or not, that are Controlled by Denka Seiken at anytime during the Term and are necessary or useful solely for the development, manufacture, and/or supply of Products by Denka Seiken under this Agreement.

1.7    “Denka Seiken Territory” means [*]

1.8    “diaDexus Technology” means Intellectual property rights covering Inventions, and the diaDexus Patent Rights and diaDexus Know-How, as defined below:

(a)    “diaDexus Patent Rights” means any and all Patent Rights covering the diaDexus Know-How necessary or useful solely for Denka Seiken to use the Critical Components in the development, manufacture and/or supply of Products under this Agreement, including but not limited to the patents and patent applications listed on Exhibit 1.8.

(b)    “diaDexus Know-How” means the technology, information, expertise, data, skills, processes, methods, know-how, trade secrets, and/or experience, including, without limitation, formulas and specifications, whether patentable or not, that are Controlled by diaDexus at anytime during the Term and that are necessary or useful for Denka Seiken to use the Critical Components solely in the development, manufacture, and/or supply of Products under this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.9    “FDA” means the U. S. Food and Drug Administration and any successor agency thereto.

1.10    “Invention” shall mean any discovery, invention, contribution, method, finding, or improvement, whether or not patentable, and all related know-how, that is conceived, reduced to practice, or otherwise developed by Denka Seiken, either solely or jointly with diaDexus, during the Term, or under the Material Transfer Agreement dated November 1, 2005, that relates to diaDexus Technology, Critical Components, and/or Products. For the purpose of clarification, the term “Invention” shall include without limitation any and all improved or modified versions of Critical Components and/or Products.

1.11    “Lot” means a particular manufacturing run of Products.

1.12    “Manufacturing Facility” means Denka Seiken’s [*]                  facility located at [*]

1.13    “Patent Right” means: (i) all issued and existing patents, including any extensions, supplemental protection certificates, registrations, confirmations, reissues, reexaminations, or renewals thereof; and (ii) all pending applications, including any provisional applications, converted provisional applications, continuing prosecution applications, and continuation, divisional, or continuation-in-part applications thereof, for any of the foregoing.

1.14    “Products” shall mean [*]                      diagnostic test reagents and/or kits as further described in Exhibit 1.14, as may be amended from time to time in writing by the Parties.

1.15    “Purchase Order” shall have the meaning assigned to it in Section 2.7.

1.16    “Specification” means the written specifications for a Product to be developed, manufactured, and supplied under this Agreement, as set forth in Exhibit 1.16, which may be modified from time to time in accordance with Section 2.3(b) or by mutual written agreement of the Parties in accordance with this Agreement. For the purposes of clarification, the Specification shall be included in the definition of diaDexus Know-How.

1.17    “Term” shall have the meaning set forth in Section 9.1.

1.18    “Test” means a sufficient amount of Product to conduct an analysis of one sample [*]

1.19    “Third Party” means any person or entity other than Denka Seiken, diaDexus, or Affiliates of either.

1.20    “Transfer Price” shall mean with respect to each Product, the price set forth in Section 3.3.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.21    “Fiscal Year” shall mean each successive period of twelve months beginning from April 1 ended March 31.

ARTICLE 2

SUPPLY

2.1    Terms and Conditions. All supply of Products by Denka Seiken shall be subject to the terms and conditions of this Agreement. ANY TERMS OR CONDITIONS OF ANY PURCHASE ORDER OR ACKNOWLEDGMENT GIVEN OR RECEIVED WHICH ARE ADDITIONAL TO OR INCONSISTENT WITH THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED AND REJECTED.

2.2    Development. In partial consideration for the payments set forth in Section 3.2, Denka Seiken shall perform any and all tasks reasonably necessary to prepare for supplying Products under this Agreement, including, without limitation, development, manufacturing and quality control documentation, training, travel by Denka Seiken personnel to diaDexus necessary for technology transfer, and development of any and all necessary compliance documentation required by the FDA and the International Standards Organization (“ISO”). diaDexus shall provide samples, reagents, and consultation necessary for the development of Products. Denka Seiken shall use its best efforts to complete the development of Products for commercialization in the shortest possible time. The development plan shall be set forth and attached to this Agreement as Exhibit 2.2 (the “Development Plan”). Denka Seiken shall establish a development team, which shall work collaboratively and in consultation with diaDexus during the development of Products. Denka Seiken shall appoint a representative of such development team who shall meet with a representative of diaDexus via teleconference no less than bimonthly to discuss the status of the development progress, including without limitation any technical issues. Such teleconferences shall include a suitable translator, as necessary; such person to be Kevin Mangan or Yousuke Meguro, if available. Once a quarter, diaDexus may request such that meetings may be held face to face at diaDexus.

2.3    Supply of Products and Development and Manufacturing Information.

(a)    Supply. Denka Seiken shall supply Products to diaDexus as set forth in this Article 2.

(b)    Specifications. All Products supplied pursuant to Section 2.3(a) shall comply with all applicable Specifications. After the Effective Date, if diaDexus changes in writing the Specifications applicable to the product insert, labeling, or the addition of other languages thereon, then Denka Seiken shall implement such changes; provided, however, that diaDexus shall pay Denka Seiken its actual cost, as demonstrated by invoices, to implement such changes, without any mark-up or other surcharges; provided, further, that Denka Seiken shall notify diaDexus in advance and in writing of such costs and diaDexus’ obligation to reimburse Denka Seiken for such costs shall be subject to diaDexus’ approval, in its sole discretion, of such costs in writing before Denka Seiken incurs any such costs.

(c)    Denka Seiken shall provide diaDexus with all formulations, manufacturing procedures, validation criteria, validation testing procedures, equivalence method tests, QC testing, and results as required for diaDexus to commercialize Product, including without limitation that required for customer needs, regulatory submissions, and quality systems.

2.4    Good Manufacturing Practices. Denka Seiken shall manufacture all Products under this Agreement in compliance with applicable current Good Manufacturing Practices and the Quality System Regulation for in vitro diagnostic devices, as set forth in 21 Code of Federal Regulations Part 820 et seq., all applicable requirements of Directive 98/79/EC for obtaining CE Marking of such Products, and the In Vitro Diagnostics Directive (1VDD) ISO 13485:2003. All Products manufactured by Denka Seiken pursuant to a Purchase Order shall be manufactured at and supplied from the Manufacturing Facility, and Denka Seiken shall not, without diaDexus’ prior written consent, manufacture Product at or supply Product from any facility other than the Manufacturing Facility.

2.5    Forecasts. [*]

diaDexus shall provide Denka Seiken with a written [*]                         forecast (“Forecast”) of the quantities of each Product estimated by diaDexus to be ordered from Denka Seiken under this Agreement [*]                     . The Forecast shall be updated by at least the [*]                                          until such time that both Parties agree that updating less frequently is acceptable; provided, however, that, notwithstanding the foregoing, an updated Forecast shall be provided [*]                                      of the Term. The Parties agree that the Forecast is nonbinding and shall be used (a) by Denka Seiken for its production planning purposes only and (b) for purposes of determining the Transfer Price to be paid to Denka Seiken pursuant to Section 3.3.

2.6    Supply of Critical Components by diaDexus. [*]                      after diaDexus files an application with the FDA for approval to sell Product in the United States, and subject to Section 3.1, diaDexus shall supply Denka Seiken with a quantity of Critical Components that diaDexus, in its sole good faith estimation, believes will be sufficient to meet Denka Seiken’s needs under this Agreement [*]                      manufacture of Products. Denka Seiken shall request additional supplies of Critical Components in writing from diaDexus [*]                      before Denka Seiken reasonably anticipates that it will need such supplies to fulfill diaDexus’ orders for Products. Upon receipt by Denka Seiken of Critical Components, Denka Seiken shall perform sufficient incoming quality control (“iQC”) procedures on such Critical Components to evaluate their suitability for use by Denka Seiken under this Agreement. The Parties shall work together in good faith to agree on a protocol for such iQC standard operating procedures within sixty (60) days after the Effective Date, which procedures shall be set forth and attached to this Agreement as Exhibit 2.6 (the “Critical Components SOP”). Denka Seiken shall notify diaDexus in writing of any deficiencies or defects in such Critical Components (the “iQC Notice”), including, without limitation, a detailed description of such deficiencies or defects and the identity of the specific Critical Components with such deficiencies or defects. At diaDexus’ request, Denka Seiken shall at its expense return such Critical Components to diaDexus within three (3) days after receiving such request. diaDexus shall have the right to replace such Critical Components to the extent it agrees that a deficiency or defect exists. If diaDexus disagrees with Denka Seiken that such deficiency or defect exists, the Parties shall cooperate in good faith to evaluate such Critical Components and agree on whether they are acceptable for use by Denka Seiken under this Agreement. If diaDexus fails to receive an iQC Notice within thirty (30) days after Denka Seiken’s receipt of Critical Components, then such Critical Components shall be conclusively deemed acceptable for use by Denka Seiken in the manufacture of Products under this Agreement, and Denka Seiken shall have no recourse or other remedy against diaDexus arising from any failure, deficiency, or defect, of any kind or nature, relating to such Critical Components. Denka Seiken shall use any and all such Critical Components solely in the manufacture by Denka Seiken of Products under this Agreement, and shall keep written records of the amounts used for each Lot. diaDexus shall have the right to audit Denka Seiken’s use of Critical Components supplied under this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7    Purchase Orders. diaDexus shall use the standard form of purchase order set forth in Exhibit 2.7 to request the manufacture of Products under this Agreement for delivery to diaDexus by Denka Seiken (“Purchase Order”). During the Term, diaDexus shall have the right to place a firm Purchase Order with Denka Seiken for Products, setting forth the quantity of tests to be manufactured by Denka Seiken during a specified period. Denka Seiken shall accept any and all such Purchase Orders from diaDexus; provided, however, that if Denka Seiken has insufficient Critical Components in inventory pursuant to Section 2.6 to fulfill such entire Purchase Order, Denka Seiken shall only be obligated to fulfill that portion for which it has sufficient Critical Components. Denka Seiken shall use its best efforts to fulfill all Purchase Orders within sixty (60) days after receipt by Denka Seiken, but in no event later than ninety (90) days after such receipt, unless the Purchase Order received from diaDexus expressly sets forth in writing a later completion date, in which event Denka Seiken shall fulfill the Purchase Order on such later date. Denka Seiken shall notify diaDexus in writing within seven (7) days after receipt of a Purchase Order if Denka Seiken will be unable to fill any amount(s) of such Purchase Order, provided that such notice will not waive any of the supply obligations of Denka Seiken under this Agreement. All shipments shall be in compliance with Section 2.10, and will include information related to Denka Seiken’s handling charges, direct shipping costs, and Lot number tracking.

2.8    Product Inspection.

(a)    Product Release Criteria. At the sole discretion of diaDexus, within ten (10) days after a Lot is ready for testing, Denka Seiken shall either (i) test each such Lot for compliance with any and all applicable Specifications or (ii) provide to diaDexus Tests from each Lot in a quantity sufficient, in diaDexus’ sole good faith discretion, for diaDexus to test and qualify the Products. If Denka Seiken is the Party testing a Lot, (A) the cost of the Products used by Denka Seiken for its testing shall be borne by Denka Seiken and (B) Denka Seiken shall promptly provide diaDexus in writing any and all such test results and data (the “Test Results”) and, at diaDexus’ request, Products from such Lot shall be provided to diaDexus for the purpose of verifying such Test Results.

(b)    Replacement Product. If either Denka Seiken or diaDexus determines, pursuant to Section 2.7, that a Lot or Product does not comply with all of the applicable Specifications including Product release criteria and shelf life, then Denka Seiken shall replace such Lot or Product at no cost or expense to diaDexus. As between the Parties, diaDexus’ sole remedy for claims referred to in this Section 2.8 shall in no event exceed such replacement cost.

(c)    Labeling. Denka Seiken shall clearly label, in accordance with Section 4.1(a)(iii) and the Specifications, each Product for supply hereunder with a unique Lot number, part number, description of contents, shelf life, bar coding, multi-language label (if applicable), and other identifying information, as applicable.

(d)    Inspection of Denka Seiken Facilities. diaDexus shall have the right, at reasonable times during normal business hours and upon request made upon reasonable prior notice to Denka Seiken, to inspect the Manufacturing Facility and any facilities used for storing the Products for diaDexus, and Denka Seiken’s batch records, work-in-progress, raw materials, production, and storage records for the Products supplied to diaDexus under this Agreement. Denka Seiken shall cooperate in good faith with all requests for inspection or information from the FDA.

(e)    Technical Contacts. Within thirty (30) days after the Effective Date, each Party shall notify the other Party in writing of the names, telephone numbers, fax numbers, and e-mail addresses of at least one person to serve as the Party’s technical contact under this Agreement and at least one person to serve as the Party’s business contact under this Agreement. A Party may change its business or technical contacts at any time with written notice to the other Party.

2.9    Product Warranties. Denka Seiken warrants that the Products supplied by Denka Seiken hereunder will: (i) conform to the applicable Specifications including shelf life at the time of shipment of the Products by Denka Seiken; and (ii) be free of any manufacturing defects. Denka Seiken further represents and warrants that title to all Products supplied by Denka Seiken hereunder shall pass to diaDexus free and clear of all security interests, liens, and other encumbrances.

2.10    Shipment; Handling Fees. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment by Denka Seiken in accordance with the applicable Specifications, marked for shipment to diaDexus, and shipped [*]                                         . Such packing, and the manner of shipment, shall be sufficient to prevent damage, contamination, or degradation during shipment and during unpacking at the destination. All freight, insurance, and other shipping expenses from the point of shipment shall be borne [*]                     . The carrier shall be selected by diaDexus. Denka Seiken shall use all reasonable commercial efforts to ship quantities of Product for delivery on the dates specified in the applicable Purchase Order.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.11    Inspection and Rejection.

(a)    Nonconforming Shipments. If within thirty (30) days after receipt of a shipment of Product, diaDexus finds that the Product does not comply with the applicable Specifications in effect at the time of shipment, diaDexus shall provide Denka Seiken with a Certificate of Nonconformance for said shipment, such Certificate of Nonconformance to include a written statement specifying the nature and basis for the claim. diaDexus shall also return such nonconforming Product in accordance with Denka Seiken’s reasonable instructions, at Denka Seiken’s expense; provided that diaDexus may retain a reasonable sample thereof solely for further testing. Denka Seiken shall cooperate to solve such a claim in good faith as quickly as possible.

(b)    Third Party Verification. If, within a period of thirty (30) days after Denka Seiken’s receipt of a Certificate of Nonconformance, Denka Seiken is unable to verify that the applicable Product failed to conform to the Specifications at the time of original delivery by Denka Seiken to the carrier, then the matter shall be submitted to and be finally decided by a nationally recognized independent testing laboratory if requested by either Party; provided, however, that if Denka Seiken has, at its sole cost and expense, replaced such Product with Product acceptable to diaDexus, then no such independent laboratory testing under this Section 2.11 (b) and Section 2.1 l(c) shall be required unless diaDexus determines, at its sole good faith discretion, that there is a trend of Products that fail or do not comply with the applicable Specifications. This laboratory shall be selected by Denka Seiken and approved in writing by diaDexus, such approval not to be unreasonably withheld and not to be delayed more than ten (10) days, if not otherwise agreed in writing by both Parties within five (5) days of either Party’s request.

(c)    Third Party Testing. diaDexus shall send a sample of the nonconforming shipment and a copy of the Certificate of Nonconformance to such testing laboratory within ten (10) days after either Party’s written request. Such testing laboratory shall be requested by the Parties to complete its testing and to render its written decision, supported by its description of procedures and basis for its findings within thirty (30) days after being engaged to perform said testing. Each Party, at its own expense, shall reasonably assist and cooperate with such laboratory in performing such testing by making available such documentation, facilities, reagents, and other materials as the laboratory may request of the Party. The Parties agree that the written decision of such testing laboratory shall be accepted as final and binding. In case the laboratory test proves that the relevant Product did not comply with the Specifications at the time of delivery by Denka Seiken to the carrier, then all cost and expense of transportation, shipping, insurance, and the like related to the testing shall be paid by Denka Seiken.

(d)    Credit or Refund. In the event that Product supplied by Denka Seiken under the terms of this Agreement is determined to be nonconforming Product, Denka Seiken shall reimburse diaDexus for the full purchase price paid to Denka Seiken, if any, for such nonconforming Product.

2.12    Product Support,

(a)    Support.

(i)    diaDexus and its distributors of Products shall provide first-call direct customer support and product complaint handling for all Products under this Agreement, subject to this Section 2.12.

(ii)    If diaDexus and its distributors are unable to provide sufficient support pursuant to Section 2.12(a)(i) because the product complaint or customer support issue falls within the technical expertise of Denka Seiken, Denka Seiken, at its expense and at the request of diaDexus, shall assist diaDexus with any such product complaint or customer support issue. Denka Seiken shall dedicate sufficient personnel to provide the support set forth in this Section 2.12(a), including answering calls from diaDexus. For messages received from diaDexus during nonworking hours at Denka Seiken, Denka Seiken shall contact diaDexus as soon as possible on the next day that Denka Seiken resumes work, but in no event more than two (2) business days after Denka Seiken resumes work.

2.13    Invoicing.

(a)    diaDexus shall submit invoices to Denka Seiken for Critical Components, including shipping and handling charges pursuant to Section 2.10. diaDexus shall send all invoices to Denka Seiken’s address for notices hereunder or such other address as designated by Denka Seiken in writing. The invoice shall separately itemize any insurance, taxes, handling fees, or other costs incident to the transfer(s) or shipment(s) initially paid by diaDexus but to be borne by Denka Seiken pursuant to this Agreement.

(b)    Denka Seiken shall submit invoices for Products, including shipping and handling charges pursuant to Section 2.10, to diaDexus for Products produced for sale pursuant to a Purchase Order no earlier than the date that diaDexus receives from Denka Seiken such Products. Denka Seiken shall send all invoices to diaDexus’ address for notices hereunder or such other address as designated by diaDexus in writing, and each such invoice shall state the aggregate and applicable unit Transfer Prices, pursuant to Section 3.3, for the Products invoiced. The invoice shall separately itemize any insurance, taxes, handling fees, or other costs incident to the transfer(s) or shipment(s) initially paid by Denka Seiken but to be borne by diaDexus pursuant to this Agreement.

ARTICLE 3

PAYMENTS

3.1    Payment for Critical Components. Subject to this Section 3.1, Denka Seiken shall pay to diaDexus [*]                                     . diaDexus, in its sole discretion, may change the price of Critical Components; provided, however, that any such change in price of Critical Components shall be reflected by an equal change in the Transfer Prices set forth in Section 3.3. [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

3.2    [*]

(a)    [*]

(b)    [*]

3.3    Transfer Price. For all Products ordered via Purchase Orders, diaDexus shall pay to Denka Seiken the Transfer Price for all such Products shipped by Denka Seiken under this Agreement, as set forth in the table below, unless modified in accordance with Section 3.1.

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

Notwithstanding the end of the Fiscal Year adjustment described above, diaDexus shall make full payment to Denka Seiken for all Products, including Transfer Prices pursuant to this Section 3.3 and handling fees or other costs to be paid by diaDexus pursuant to Section 2.10, within thirty (30) days after diaDexus receives an undisputed invoice from Denka Seiken pursuant to Section 2.l3(b).

Diadexus and Denka Seiken shall negotiate in good faith reasonable commercial compensation for the Critical Components and a transfer price for the controls and calibrators described in Exhibit 1.14.

diaDexus shall consider in good faith volume-wise discount for the Critical Components in a similar scheme stipulated for the Transfer Price for Products based on scale and cost of the production of the Critical Components.

3.4    Mode of Payment. All payments shall be made by check or direct wire transfer of U.S. Dollars in immediately available funds in the requisite amount to such bank account as the receiving Party may from time to time designate by written notice to the other Party.

3.5    Late Payment. Any payments or portions thereof due under this Agreement that are not paid when due shall bear interest equal to the lesser of the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional two percent (2%), or the maximum rate permitted by law if lower, calculated based on the number of days after a Party provides the other Party with written notice that the payment is past due. This Section 3.5 shall in no way limit any other remedies available to either Party.

ARTICLE 4

LICENSES

4.1    Grant to Denka Seiken.

(a)    Research and Manufacturing License. Subject to the terms and conditions of this Agreement, diaDexus hereby grants to Denka Seiken, during the Term, a non-exclusive license [*] , without the right to grant sublicense rights:

(i)    under the diaDexus Technology, solely to make and use Products, for the purpose of developing Products exclusively on behalf of diaDexus under this Agreement;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)    under the diaDexus Technology, solely to make Products, for the purpose of supplying Products exclusively to diaDexus, or to a customer or designee of diaDexus, under this Agreement; and

(iii)    under the diaDexus Trademarks, to label Product solely upon the request of diaDexus; provided that all representations of diaDexus Trademarks that Denka Seiken intends to use if not previously approved by diaDexus as provided in this Section 4.1(a)(iii), will first be submitted to diaDexus for approval, such approval not to be unreasonably withheld.

(b)    [*]

4.2    Grant to diaDexus. Subject to the terms and conditions of this Agreement, Denka Seiken hereby grants to diaDexus:

(a)    an exclusive, worldwide [*]                                          perpetual license, with the right to grant sublicense rights, under the Denka Seiken Technology, solely to use, sell, offer for sale, and import Products.

(b)    [*]

4.3    [*]

4.4    [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

4.5    No Other Rights. Except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted by either Party to the other Party. diaDexus and Denka Seiken retain all rights, exclusively and worldwide, [*]

ARTICLE 5

INTELLECTUAL PROPERTY RIGHTS

5.1    Ownership. As between the Parties, subject only to the licenses set forth in Section 4.1, diaDexus shall retain all right, title, and interest in and to the diaDexus Technology and Products. Denka Seiken shall promptly provide written notice to diaDexus of any and all Inventions. [*]

5.2    Patent Rights Prosecution and Maintenance.

(a)    diaDexus, at diaDexus’ expense, shall have the right, but not the obligation, to control the prosecution and maintenance of the diaDexus Patent Rights.

(b)    diaDexus shall control the prosecution and maintenance of any patents and patent applications claiming or covering any Inventions worldwide. [*]

Each Party will copy the other Party on correspondence associated with the Invention from any patent office. Each Party will cooperate, in all reasonable ways, in connection with the prosecution of all such patent applications and maintenance of all such patents. Denka Seiken shall make available to diaDexus or its authorized attorneys, agents, or representatives such of its employees or consultants as Denka Seiken in its reasonable judgment deems necessary in order to assist diaDexus with the prosecution and maintenance of such patents. diaDexus shall make available to Denka Seiken or its authorized attorneys, agents, or representatives such of its employees or consultants as diaDexus in its reasonable judgment deems necessary in order to assist Denka Seiken with the prosecution and maintenance of such patents.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3    Enforcement.

(a)    At any time during the Term, if a Party determines that a Third Party is or may be infringing any patent, or may have misappropriated any other right, within the diaDexus Technology or the Denka Seiken Technology, the Party making such determination shall promptly provide written notice to the other Party thereof.

(b)    diaDexus, at diaDexus’ expense, shall have the right, but not the obligation, to enforce all of the rights in the diaDexus Technology.

(c)    Denka Seiken, at Denka Seiken’ expense, shall have the right, but not the obligation, to enforce all of the rights in the Denka Seiken Technology.

(d)    In the event that diaDexus enforces a right pursuant to this Section 5.3, Denka Seiken and its Affiliates, if applicable and wherever possible, shall cooperate fully with diaDexus in such enforcement, including without limitation by joining as a party plaintiff and executing such documents as diaDexus may reasonably request.

(e)    In the event that Denka Seiken enforces a right pursuant to this Section 5.3, diaDexus and its Affiliates, if applicable and wherever possible, shall cooperate fully with Denka Seiken in such enforcement, including without limitation by joining as a party plaintiff and executing such documents as Denka Seiken may reasonably request.

5.4    Allocation of Recovery.

(a)    Any recovery awarded by a court of competent jurisdiction or final resort in an unreversed, unappealed, or unappealable decision or judgment from an action by diaDexus to enforce any right within the diaDexus Technology shall be first applied to reimburse diaDexus’ unreimbursed expenses, and then Denka Seiken’s unreimbursed expenses, including without limitation reasonable attorney’s fees and court costs. Any remaining amount of such damages or other monetary awards shall then be applied between the Parties in such action or proceeding on a pro rata basis based upon such Parties’ respective out-of-pocket expenses directly associated with such action or proceeding.

(b)    Any recovery awarded by a court of competent jurisdiction or final resort in an unreversed, unappealed, or unappealable decision or judgment from an action by Denka Seiken to enforce any right within the Denka Seiken Technology shall be first applied to reimburse Denka Seiken’ unreimbursed expenses, and then diaDexus’s unreimbursed expenses, including without limitation reasonable attorney’s fees and court costs. Any remaining amount of such damages or other monetary awards shall then be applied between the Parties in such action or proceeding on a pro rata basis based upon such Parties’ respective out-of-pocket expenses directly associated with such action or proceeding.

ARTICLE 6

CONFIDENTIALITY

6.1    Confidentiality Obligations. Each Party agrees that, for the Term and for five (5) years thereafter, such Party will keep, and will ensure that its officers, directors, employees, and agents keep, strictly confidential and will not publish or otherwise disclose and will not use for any purpose except as permitted under this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement (including, without limitation, know-how of the disclosing Party); provided that, if any such Confidential Information is disclosed orally, the disclosing Party shall provide the receiving Party a written summary of such Confidential Information within thirty (30) days after such initial oral disclosure. The foregoing confidentiality obligations will not apply to any information to the extent that it can be established by such receiving Party that such information:

(a)    was already known to the receiving Party as evidenced by its written records, other than under an obligation of confidentiality, at the time of disclosure;

(b)    was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)    became generally available to the public or otherwise becomes part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)    was subsequently lawfully disclosed to the receiving Party by a Third Party other than in contravention of a confidentiality obligation of such Third Party to the disclosing Party; or

(e)    was developed or discovered by employees of the receiving Party or its affiliates who had no access to the Confidential Information of the disclosing Party, as evidenced by the receiving Party’s written records.

6.2    Permitted Disclosures. Subject to the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, each Party may disclose the other’s Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, advising investors and the investment community of the results of the activities under this Agreement , complying with applicable governmental regulations or court orders, or otherwise in performing its obligations or exercising its rights under this Agreement. If a Party is required to make any such disclosure of the other Party’s Confidential Information, it will give reasonable advance notice to that other Party of such disclosure requirement, will cooperate with the other Party in its efforts to secure confidential treatment of such Confidential Information prior to its disclosure, and, except to the extent inappropriate in the case of patent applications, will use all reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise).

6.3    Disclosure of Agreement Terms. Except to the extent required by law or as otherwise permitted in accordance with this Section 6.3, neither Party shall make any public announcements concerning this Agreement or publish its terms without the prior written consent of the other Party. Notwithstanding the foregoing, either Party shall have the right to disclose this Agreement or its terms to the extent disclosure is required under applicable law, regulation, or valid order of a court or other governmental body to which such Party is subject, provided that such Party shall in good faith seek to minimize the extent of such disclosure through a protective order or confidential treatment order and, provided further, that such Party shall, as soon as practicable after becoming aware of the need for such disclosure, give written notice to the other Party of the need for such disclosure so that such other Party may (if it elects and at its own cost) also seek a protective order or other confidential treatment.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

7.1    Representations by Denka Seiken. Denka Seiken represents and warrants that as of the Effective Date: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement; (b) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; and (c) the performance of its obligations under this Agreement do not conflict with, or constitute a default under its charter documents, any contractual obligation of Denka Seiken, or any court or administrative order.

7.2    Representations by diaDexus. diaDexus represents and warrants that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement; (b) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; and (c) the performance of its obligations under this Agreement do not conflict with, or constitute a default under its charter documents, any contractual obligation of diaDexus, or any court order.

7.3    Disclaimer of Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 7 OR SECTION 2.9, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT, AND ANY OTHER STATUTORY WARRANTY.

ARTICLE 8

INDEMNITY

8.1    Indemnity by diaDexus. diaDexus hereby agrees to defend, indemnify, and hold Denka Seiken, its employees, agents, and Affiliates harmless against any and all Third Party claims, liabilities, losses, damages, or expenses, (including, without limitation, attorney’s fees), to the extent resulting from, arising out of, or connected with any inaccuracy, breach of, or nonfulfillment of any covenant, representation, warranty, or agreement made by or any other obligation of diaDexus contained in this Agreement. Notwithstanding the foregoing, neither Denka Seiken nor its employees, agents, and Affiliates shall be entitled to indemnification for any claim, liability, loss, cost, damage, or expense to the extent caused by its or their own fraud, misrepresentation, negligence, or malfeasance.

8.2    Indemnity by Denka Seiken. Denka Seiken hereby agrees to defend, indemnify, and hold diaDexus, its employees, agents, and Affiliates harmless against any and all Third Party claims, liabilities, losses, damages, or expenses, (including, without limitation, attorney’s fees), to the extent resulting from, arising out of, or connected with: (i) any inaccuracy, breach of, or nonfulfillment of any covenant, representation, warranty, or agreement made by or other obligation of Denka Seiken contained in this Agreement, or (ii) any products liability or negligence claim arising from the Products produced under this Agreement. Neither diaDexus nor its employees, agents, and Affiliates shall be entitled to indemnification for any claim, liability, loss, cost, damage, or expense to the extent caused by its or their own fraud, misrepresentation, negligence, or malfeasance.

8.3    Defense; Settlement. The indemnified party shall give the indemnifying party reasonably prompt notice of any claims of Third Parties as to which it proposes to demand indemnification hereunder. The indemnifying party shall have the right to assume the good faith defense, compromise, or settlement of any such claim (without prejudice to the right of the indemnified party to participate in such defense) at its own expense through attorneys reasonably acceptable to the indemnified party, but may not, without the prior written consent of the indemnified party agree to (i) any injunctive relief or restrictions affecting the indemnified party or (ii) any settlement which would adversely affect the business or operations of the indemnified party, including, without limitation, any admission of wrongdoing or fault by the indemnified party. If the indemnifying party does not elect to defend such claim or suit within ten (10) days after having received written notice thereof or fails to prosecute its defense diligently, the indemnified party may at its sole discretion defend against such claim or suit at the indemnifying party’s expense. The indemnified party may thereafter elect to settle such claim or suit or otherwise enter into a compromise with the claimant.

8.4    Damages; Costs. If damages and/or costs are awarded against the indemnified party in any such claim or suit, whether or not Denka Seiken and/or diaDexus conduct the defense of such claim or suit, the indemnifying party shall indemnify and hold harmless the indemnified party for all such damages and/or costs. All other costs and/or fees which result from the assertion of any such claim or suit, including but not limited to attorneys fees, incurred by the indemnified party in defense of any such claim or suit shall be reimbursed to the indemnified party by the indemnifying party.

ARTICLE 9

TERM AND TERMINATION

9.1    Term. This Agreement will commence upon the Effective Date and, unless earlier terminated pursuant to Sections 9.2 or 9.3, shall continue in effect until [*]                      (the “Term”). The Term of this Agreement shall [*]                                          unless a Party gives written notice in accord with Section 10.6 prior to January 1 of the applicable year of expiration.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2    Termination for Cause. Either Party shall have the right to terminate this Agreement if the other Party has materially breached the Agreement; provided, however, that such terminating Party shall notify the breaching Party in writing of such breach and, if such breach remains uncured thirty (30) days after the date such notice was sent, the terminating Party shall have a right to terminate the Agreement immediately by sending a written termination notice to the breaching Party.

9.3    Consequences of Termination or Expiration.

(a)    Return of Materials. Upon termination or expiration of this Agreement each Party will promptly return all records and materials in its possession or control containing or comprising the other Party’s know-how or other Confidential Information to which the former Party does not expressly retain rights under this Agreement. For the purpose of clarification, upon termination or expiration of this Agreement, Denka Seiken shall return all Critical Components and ship all Products in its possession to diaDexus or diaDexus’ designee, or, at diaDexus’ discretion, shall destroy such Critical Components and/or Products and certify such destruction in writing to diaDexus.

(b)    Accrued Liability. Termination or expiration of this Agreement for any reason shall not release either Party from any liability which at the time of such termination or expiration has already accrued to the other Party prior to such time. Such termination or expiration will not relieve a Party from accrued payment obligations or from obligations which are expressly indicated in this Agreement to survive termination or expiration of this Agreement.

(c)    Survival. The following Articles and Sections of this Agreement shall survive its termination or expiration: Articles 6, 8, and 10 and Sections 2.9, 4.2, 5.1, 7.3, and 9.3.

ARTICLE 10

GENERAL PROVISIONS

10.1    Relationship of the Parties. The Parties are independent contractors. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency, or employer-employee relationship between the Parties. Neither Party will incur any debts or make any commitments for the other Party.

10.2    Assignments. Except as expressly provided herein, neither this Agreement nor any interest under this Agreement will be assignable, nor any other obligation delegable, by a Party without the prior written consent of the other Party; provided, however, that diaDexus shall have the right to assign and otherwise transfer this Agreement as a whole without consent to any successor that acquires all or substantially all of the business or assets of diaDexus by way of merger, consolidation, other business reorganization, or the sale of stock or assets, provided that diaDexus notifies Denka Seiken in writing of such assignment, and such successor agrees in writing to be bound by the terms and conditions of this Agreement. This Agreement shall be binding upon successors and permitted assigns of diaDexus. Any assignment not in accordance with this Section 10.2 will be null and void.

10.3    Entire Agreement of the Parties; Amendments. This Agreement constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter of this Agreement and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification, or amendment of any provision of this Agreement will be valid or effective unless made in writing and signed by the Parties.

10.4    Interpretation. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such section; and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

10.5    Governing Law; Dispute Resolution.

(a)    If there arises, at any time during the Term, a dispute between the Parties relating to any aspect of this Agreement or a Party’s performance hereunder, and such dispute is not resolved by informal discussion of the Parties within 15 business days after each Party is notified of such dispute, the dispute shall be immediately referred to the CEO of diaDexus and General Manager of Int’l Sales and Business Development Department of Denka Seiken. Upon such referral, these two individuals shall immediately undertake good faith discussions, and shall be empowered to reach a prompt, final resolution of the issue that shall be binding upon both Parties. If these two individuals do not resolve the dispute within 30 days after such referral, the matter will be resolved pursuant to the procedures described in Sections 10.5(b)–(e).

(b)    The Parties agree that any discussion pursuant to Section 10.5(a) will constitute settlement negotiations for purposes of the United States, federal and state rules of evidence and will be treated as non-discoverable, confidential and privileged communication by the Parties. No stenographic, visual or audio record will be made of such discussions.

(c)    In the event that any dispute with respect to the terms, conditions, construction or breach of this Agreement shall arise among the Parties, and such dispute shall not be resolved by the procedures described in Section 10.5(a), then, in that event, either Party may notify the other Party that such dispute shall be submitted to arbitration by a panel of three arbitrators in San Francisco County, California, or such at other place as the Parties may mutually agree. The jurisdiction of the arbitrators shall be exclusive, except as shall be expressly provided otherwise in this Agreement. Both Parties consent to the jurisdiction and venue of the arbitration panel in San Francisco County, California. The arbitrators shall conduct their proceedings in English in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or such other rules with respect to fees, procedural and other matters as the Parties or the arbitrators shall agree.

(d)    Within 30 days after a notice for arbitration given by either Party in accordance with in Section 10.5(c), each Party shall give written notice to the other Party of their choice of an independent arbitrator. Such person need not be an attorney. Within 30 days thereafter, the two arbitrators so chosen shall determine a third arbitrator who shall act as chairman of the arbitration panel. The arbitrators shall be qualified, neutral, disinterested, unbiased and independent of the Parties and others having any known interest in the outcome, shall abide by the American Bar Association and AAA Code of Ethics for neutral arbitrators. The arbitrators shall render a decision within 60 days of appointment. Any award rendered by the arbitrators shall be final, conclusive and binding on the Parties and there shall be no right of appeal therefrom. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof, and both Parties consent to the non-exclusive jurisdiction of the United States District Court for the Northern District of California for the purpose of enforcing any award of the arbitrators. All costs of the proceeding, including attorney’s fees, shall be paid by the non-prevailing Party, or as otherwise agreed to by the Parties.

(e)    This Agreement will be governed by and interpreted in accordance with the laws of the State of California, applicable to contracts entered into and to be performed wholly within the State of California, excluding conflict of laws principles that would result in the application of the laws of any jurisdiction other than the State of California.

10.6    Notices and Deliveries. Any notice, request, delivery, approval, or consent required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given if delivered in person, transmitted by telecopier (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within two (2) days after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Party.

If to Denka Seiken, addressed to:

Denka Seiken

3-4-2 Nihonbashi Kayabacho

Chuo-ku, Tokyo 103-0025, Japan

Attn.: General Manager of Int’l Sales and Business Development

Fax:    +81-3-3669-9390

If to diaDexus, addressed to:

diaDexus, Inc.

343 Oyster Point Boulevard

South San Francisco, California 94080

United States of America

Attn.: Chief Executive Officer

Fax: (650) 246-6499

10.7    Limitation of Liability. EXCEPT WITH RESPECT TO UNAUTHORIZED EXPLOITATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS OR BREACH OF THE CONFIDENTIALITY OR INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT WILL ANY PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE ANY OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH DAMAGES.

10.8    Force Majeure. No delay or failure in performance by a Party under this Agreement shall be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected and without such Party’s fault or negligence, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, earthquake, flood, tornadoes, explosion, riots, wars, civil disorder, acts of terrorism, rebellion, sabotage or other causes; provided that the affected Party notifies the unaffected Party immediately as soon as reasonably possible and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event; and provided further that no such delay or failure in performance shall continue for more than three (3) months. Any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence, provided that the Party affected by such event uses reasonable efforts to overcome such delay. In the event that a delay or failure in performance by a Party under this Section 10.8 continues longer than three (3) months, the other Party may terminate this Agreement in accordance with the terms and conditions of Section 9.2.

10.9    Waiver. A waiver by any Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach of this Agreement. All rights, remedies, undertakings, obligations, and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation, or agreement of either Party.

10.10    Severability. If any provision of any provision of this Agreement shall be found by a court to be void, invalid, or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided that no such reformation or striking shall be effective if the result materially changes the economic benefit of this Agreement to either Party. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be void, invalid, or unenforceable, and reformation or striking of such provision would materially change the economic benefit of this Agreement to either Party, the Parties shall modify such provision in accordance with Section 10.3 to obtain a legal, valid, and enforceable provision and provide an economic benefit to the Parties that most nearly effects their intent on entering into this Agreement.

10.11    Compliance with Laws. Notwithstanding anything to the contrary contained herein, all rights and obligations of diaDexus and Denka Seiken are subject to prior compliance with, and each Party shall comply with, all U.S. and foreign export and import laws, regulations, and orders, and such other United States and foreign laws, regulations, and orders as may be applicable, including obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions.

10.12    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

10.13    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which will for all purposes be deemed to be an original.

[Signature Page Follows]

DIADEXUS, INC.		DENKA SEIKEN

By:	/s/ Patrick Piewman	By:	/s/ Michio Ohtake
Name:	Patrick Piewman	Name:	Michio Ohtake
Title:	President & CEO	Title:	President
Date:	March 27, 2007	Date:	March 26, 2007

EXHIBIT 1.6

DENKA SEIKEN PATENT RIGHTS

[*]

Initials: diaDexus PP / Denka Seiken KM

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.5

CRITICAL COMPONENTS

[*]

diaDexus PP / Denka Seiken KM

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.8

DIADEXUS PATENT RIGHTS

[*]

Initials: diaDexus PP / Denka Seiken KM

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.14

PRODUCTS

[*]

Initials: diaDexus PP / Denka Seiken KM

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Initials: diaDexus PP / Denka Seiken KM

EXHIBIT 1.16

SPECIFICATION

Element	Design inputs
[*]	[*]

Initials: diaDexus PP / Denka Seiken KM

[*] Two pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT 2.2

DEVELOPMENT PLAN AND TIMELINE

SEE ATTACHED

Initials: diaDexus PP / Denka Seiken KM

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 2.6

CRITICAL COMPONENTS SOP

[*]

Initials: diaDexus PP / Denka Seiken KM

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 2.7

PURCHASE ORDER

343 Oyster Point Boulevard	Phone (650)246-6400	P.O. Number

Supplier Name
Contact		Phone
Address		Fax
City	State	ZIP

Item #	QTY	Units	Catalog Number	Part No. (GMP)	COA/COC Required	Inspection Required	Need MSOS	Chemical / Reagent	Lab Supply	Other	Description	Unit Price	Total Cost
1
2
Subtotal

Sales Tax

				Facilities Manager								Freight

Total

Requested by	Date

Director/VP (> $10,000)	Date	Date of Order

CEO(> $20,000)	Date	Ordered by

Initials: diaDexus PP / Denka Seiken KM

E-10